SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2004

First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 East First Street, Mountain Grove, Missouri		65711
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (417) 926-5151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

        On November 5, 2004, First Home Savings Bank (the "Bank"), the wholly owned subsidiary of First Bancshares, Inc. (the "Registrant") entered into an employment agreement with Charles W. Schumacher, Chairman of the Board, Chief Executive Officer and President of the Bank. The agreement provides for a base salary of $127,500 per year and a bonus of $3,900 per year, payable in December of each year. In addition Mr. Schumacher's employment agreement provides that each year for a period of ten years, or while the employment agreement is in effect, Mr. Schumacher shall receive an award of 650 shares of restricted stock of the Registrant and options to purchase 1,950 shares of the Registrant's common stock. Assuming Mr. Schumacher retires in 2017, he will be entitled to receive $2,000 per year for each year of employment from January 1, 2005 until his retirement. Mr. Schumacher is also entitled to other benefits provided to employees of the Bank. In the event of his death while the employment agreement is still in effect, $300,000 of bank owned life insurance is to be paid to Mr. Schumacher's estate. In the event of a termination without cause, Mr. Schumacher is entitled to one year's salary. In the event of a termination upon a change of control (as defined in the employment agreement), Mr. Schumacher is entitled to the following: (i) an amount equal to 2.99 times his base salary; (ii) the number of shares of restricted stock of the Registrant that he would have been entitled to had he continued employment until retirement; (iii) upon payment of the purchase price, the number of shares of common stock of the Registrant that Mr. Schumacher would have received had he received and exercised the options to purchase common stock to which he is entitled until retirement; and (iv) deferred compensation in the amount of $26,000.

        A copy of the agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

        Exhibit

        10.1     Employment Agreement dated November 5, 2004 between Charles W. Schumacher and the Bank.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                      FIRST BANCSHARES, INC.

DATE: February 8, 2005                                By: /s/ Charles W. Schumacher
                                                                            Charles W. Schumacher
                                                                            Chairman, President and Chief Executive Officer
                                                                            (Principal Executive Officer)

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Exhibit 10.1

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EMPLOYEE CONTRACT

This Contract, made and entered into this 5th day of November, 2004, by and between FIRST HOME SAVINGS BANK (hereinafter called "the Bank") and CHARLES W. SCHUMACHER (hereinafter called "the Employee").

The Bank and the Employee agree as follows:

          1.           Term:  This contract shall continue as long as the Employee is willing and able to perform the duties reasonably assigned to him by the Bank; subject, however, to the Employee's retirement and to termination as provided in paragraphs five and six below.

          2.           Duties and Service:  The Employee is employed by the Bank as an executive officer and he agrees that all acts and services rendered by him during the term of this contract, whether solely or jointly with others, whether at the request or suggestion of the Bank or otherwise, will be for the sole and exclusive benefit of the Bank.  The Employee will at all times diligently and loyally serve and endeavor to further the interests of the Bank, and will follow and abide by the policies of the Bank and applicable banking regulations.

          3.           Compensation and Benefits:

(a) Salary: The Employee's base annual salary will be $127,500.00 less applicable deductions and withholdings. The Bank may adjust the base salary from time to time; provided, however, it will not be less than $127,500.00.

(b) FSBI Stock: On December 15, 2005, and on the 15th of each December thereafter for a period of ten (10) years or until Employee retires or this contract is terminated, the Bank shall transfer 650 shares of First Bancshares, Inc. ("FBSI") common stock to the Employee. The stock will be restricted, in that, the Employee will not be permitted to sell or transfer the shares for a period of twelve (12) months after acquisition; provided, however, this restriction will be released in the event of the Employee's death or termination of this contract.

(c) Stock Options: On or before December 15, 2005, and before December 15 of each year thereafter for a period of ten (10) years or until the Employee retires or this contract is terminated, the Bank will cause FBSI to grant options to the Employee to purchase 1,950 shares of FBSI stock at the market price quoted in the Wall Street Journal on the day the options are granted. The options will continue and lapse only if not exercised within six (6) months after termination or retirement, whichever first occurs. If the options are exercised, the resulting stock will be restricted, in that, the Employee will
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not be permitted to sell or transfer the shares for a period of twelve (12) months after acquisition; provided, however, this restriction will be released in the event of the Employee's death or termination of this contract.

(d) Annual Bonus: On December 15, 2005, and December 15 of each year thereafter for a period of ten (10) years or until the Employee retires or this contract is terminated, the Bank will pay Employee a bonus of $3,900.00.

(d) Expenses: The Employee will be entitled to reimbursement for expenses actually incurred on behalf of the Bank in accordance with the general policy of the Bank.

(e) Life Insurance: In the event of Employee's death while this contract is in effect, $300,000.00 of the death benefit proceeds from the Bank Owned Life Insurance (BOLI) will be allocated and paid to the Employee's estate or his designated beneficiary.

(f) Other Benefits: The Employee will be entitled to participate in all employee benefit plans and programs of the Bank to the extent that he meets the eligibility requirements for each individual plan or program.

        4.         Retirement and Deferred Compensation: It is anticipated that the Employee will retire on December 31, 2017.  After that date, the Bank will pay the Employee $2,000.00 per year for each year of employment from January 1, 2005 through retirement. Said amount will be paid on or before December 15 of each year.  The payments will cease at the Employee's death.

        5.         Termination:  This contract will terminate upon the happening of any of the following events:

(a) If the Employee is suspended or prohibited from participating in the conduct of the Bank's affairs by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or the agents of any other governmental agency having jurisdiction over the Bank's affairs.

(b) Employee's conviction or plea of no contest (or other similar plea) to a felony.

(c) Upon the death of the Employee.

(d) Whenever the Employee voluntarily terminates or when the Bank and the Employee mutually agree to termination.

Upon termination for any of the foregoing causes, the Employee shall be entitled to receive only the salary accrued but unpaid as of the date of termination and shall not be entitled to additional compensation.

        6.         Termination Without Cause:  Notwithstanding the provisions of paragraph five

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above, the Employee's employment may be terminated by the Bank by written notice given to the Employee which will state an effective date of termination.  In such case, the Employee shall be entitled to receive one year's salary and no other amounts.

        7.         Change of Control:

(a) If after a "change of control" (as hereinafter defined) the Employee does not continue as an employee of the Bank or its successor, then:

(1)	The Bank shall promptly pay to the Employee an amount equal to 2.99 times the Employee's base salary at that time; and

(2)	The number of additional shares of FBSI stock which the Employee would have been entitled to under paragraph 3(b) above, had he continued employment until retirement, will be delivered to Employee; and

(3)	The number of additional shares of FBSI stock which the Employee would have been entitled to under paragraph 3(c) above, had he received and exercised his options until retirement will be delivered to Employee upon the Employee paying the purchase price specified in paragraph 3(c); and

(4)	The deferred compensation under paragraph 4 above will be accelerated and paid to the Employee in the amount of $26,000.00.

(b) A "change of control" will be deemed to have occurred if at any time during this contract: (1) any person or persons acting in concert has or have beneficial ownership of twenty-five percent (25%) or more of the holding company's common stock; (2) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Bank's or the holding company's Board of Directors cease for any reason to constitute at least a majority of the Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; or (3) a merger, acquisition or other business combination involving the Bank or holding company has occurred which results in an acquisition of the Bank or the holding company.

        8.         Non-compete: For a period of twelve (12) months from the date of termination of his employment, whether such termination is with or without cause or related to a change of control, the Employee will not, directly or indirectly, in any manner or capacity be employed by, consult or engage in a banking, insurance or securities business which is in any way competitive with the business of the Bank. The geographic  area to which this restriction applies is: Lawrence, Greene, Webster, Wright, Laclede, Texas, Stone, Barry, Christian, Douglas, Taney and Howell counties in Missouri.

The Employee acknowledges that the provisions of this Paragraph 8 are reasonable and

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necessary to protect the legitimate interests of the Bank and that any violation of this Paragraph 8 will cause substantial and irreparable harm to the Bank to such an extent that monetary damages alone would be an inadequate remedy.

        9.         Arbitration:  Any dispute or claim concerning this contract or the terms and conditions of employment will be resolved by binding arbitration. If the parties cannot agree on one arbitrator, the Bank will select one, the Employee will select one and the two arbitrators will select a third.  Then, an award signed by any two of them will be final. A judgment upon the award may be entered in any court having jurisdiction.

        10.       Miscellaneous:

(a) If arbitration proceedings or litigation arise out of this contract, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party.

(b) No amendment or variation of the terms of this contract shall be valid unless made in writing and signed by the Employee and a duly authorized representative of the Bank.

(c) A waiver of any of the terms hereof shall not be construed as a general waiver by the Bank, and the Bank shall be free to reinstate any term or condition, with or without notice to the Employee.

(d) This contract shall be binding upon and inure to the benefit of the parties hereto, their successors, spouses, heirs and personal representatives.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                                                            FIRST HOME SAVINGS BANK

/s/ Charles W. Schumacher                                   By:/s/ Harold F. Glass
    Charles W. Schumacher                                             Harold F. Glass
    Employee

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